UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2017

ICONIX BRAND GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10593	11-2481903
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Broadway, New York, New York		10018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 730-0030

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.06.	Material Impairments

Under U.S. generally accepted accounting principles (“GAAP”), Iconix Brand Group, Inc. (the “Company”) is required to test the carrying value of its indefinite lived intangible assets annually or more frequently if impairment indicators arise. On October 26, 2017, as a result of a combination of factors, including the recent decisions by Target Corporation not to renew the existing Mossimo license agreement and by Walmart, Inc. not to renew the existing DanskinNow license agreement with the Company and the Company’s revised forecasted future earnings, the Company conducted an interim impairment test consistent with GAAP on the value of certain of its goodwill and intangible assets. The Company is in the process of completing that analysis and expects to record a material non-cash intangible asset impairment charge on its Danskin, Mossimo and Ocean Pacific trademarks. The amount of such charge cannot be estimated at this time. The Company continues to actively seek to place these brands with new or existing licensees and will monitor the remaining intangible assets for further impairment.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders of the Company held on October 31, 2017, the Company’s stockholders entitled to vote at the meeting voted: (i) for the election of the nine individuals named below to serve as directors of the Company to hold office until the Company’s Annual Meeting of Stockholders to be held in 2018 and until their successors have been duly elected and qualified; (ii) for the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017; (iii) for, by non-binding advisory vote, the resolution approving named executive officer compensation; (iv) for, by non-binding advisory vote, the resolution approving that future votes on named executive officer compensation be held every year; and (v) the approval of the Company’s Amended and Restated 2016 Omnibus Incentive Plan.

(i)	The votes cast by stockholders with respect to the election of directors were as follows:

Director	Votes Cast “For”	Votes Cast “Against”	Abstentions	Broker Non-Votes
F. Peter Cuneo	35,207,967	965,339	24,221	15,292,149
John N. Haugh	35,343,788	829,248	24,491	15,292,149
Drew Cohen	33,125,984	3,004,402	67,141	15,292,149
Mark Friedman	32,425,758	3,704,728	67,041	15,292,149
Sue Gove	32,552,894	3,577,647	66,986	15,292,149
James Marcum	33,399,895	2,728,791	68,841	15,292,149
Sanjay Khosla	35,011,409	1,118,669	67,449	15,292,149
Kristen O’Hara	35,358,764	771,728	67,035	15,292,149
Kenneth Slutsky	35,349,362	780,343	67,822	15,292,149

(ii)	The votes cast by stockholders with respect to the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 were as follows:

	Votes Cast “For”	Votes Cast “Against”	Abstentions
Appointment of BDO USA, LLP	50,814,996	611,788	62,892

(iii)	The votes cast by stockholders with respect to the proposal to approve, by non-binding advisory vote, the resolution approving named executive officer compensation were as follows:

	Votes Cast “For”	Votes Cast “Against”	Abstentions	Broker Non-Votes
Named Executive Officer Compensation	28,169,230	7,883,047	145,250	15,292,149

(iv)	The votes cast by stockholders with respect to the proposal to approve, by non-binding advisory vote, the frequency of future advisory votes to approve executive compensation were as follows:

	Votes Cast for “1 Year”	Votes Cast for “2 Years”	Vote Cast for “3 Years”	Abstentions	Broker Non-Votes
Frequency of Future Advisory Votes on Named Executive Officer Compensation	29,968,337	24,580	6,104,098	100,512	15,292,149

(v)	The votes cast by stockholders with respect to approval of the Company’s Amended and Restated 2016 Omnibus Incentive Plan were as follows:

	Votes Cast “For”	Votes Cast “Against”	Abstentions	Broker Non-Votes
Amended and Restated 2016 Omnibus Incentive Plan	33,314,578	3,714,511	168,438	15,292,149

As a result of the vote in favor of holding the non-binding advisory vote on compensation of the Company’s named executive officers every year, and the recommendation of the Company’s Board of Directors that such vote occur every year, the Board has determined that it currently intends to include a non-binding advisory vote to approve the compensation of the Company’s named executive officers annually until such time as the next advisory vote is submitted to stockholders regarding the frequency of advisory votes on the compensation of executives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICONIX BRAND GROUP, INC.

	By:	/s/ David K. Jones
		Name:	David K. Jones
		Title:	Executive Vice President and Chief Financial Officer
Date: November 1, 2017